Exhibit 99.1
April 25, 2005

Lisa Capps
Investor Relations
WFS Financial
Phone: (949) 727-1002
Email: Investor_Relations@WFSFinancial.com

WFS Financial Reports First Quarter Net Income

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) reported net income of $51.7 million for the three months ended March 31, 2005 compared with $66.9 million for the same period a year ago. Earnings per diluted share were $1.26 for the three months ended March 31, 2005 compared with $1.63 per diluted share for the same period a year earlier. The decline is due to a $1.5 billion whole loan sale of automobile contracts to its parent company, Westcorp, during the first quarter of 2004. The Company recognized a gain on this sale of $13.8 million and reduced the allowance for credit losses by an amount proportionate to the amount of loans sold. The Company did not execute a similar transaction in the first quarter of 2005.

“Even without the benefit of a whole loan sale this quarter, our first quarter performance reflects both strong, broad-based growth in auto originations nationwide as well as outstanding credit performance,” said Tom Wolfe, CEO of WFS Financial. “The strength of our earnings and the growth in our auto originations are the result of our commitment to our dealer base and our ability to maximize risk-adjusted returns across all our auto credit programs.”

Annualized credit loss experience improved 61 basis points to 1.66% of average managed automobile contracts for the first quarter compared with 2.27% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 38 basis points to 1.53% at March 31, 2005 compared with 1.91% a year ago.

Automobile contract purchases totaled $1.8 billion for the first quarter of 2005, a 12% increase from the same period a year earlier, resulting in a 9% increase in the Company’s portfolio of managed automobile contracts to $11.9 billion at March 31, 2005. Total average interest earning assets increased $1.4 billion to $10.6 billion for the first quarter, up from $9.2 billion for the same period a year ago. As a result, net interest income grew 21% to $169 million for the first quarter compared with $140 million for the same period a year earlier. Net interest margin on loans owned by WFS Financial was 6.15% for the first quarter compared with 5.82% for the same period a year ago.

The provision for credit losses increased to $49.3 million for the three months ended March 31, 2005, compared with $20.0 million for the same period a year earlier due primarily to the whole loan sale of automobile contracts in the first quarter of 2004. At March 31, 2005, the allowance for credit losses totaled $262 million or 2.6% of owned automobile contracts compared with $209 million or 2.7% at March 31, 2004.

Noninterest income decreased to $22.9 million for the three months ended March 31, 2005 compared with $49.1 million for the same period a year earlier as $14.5 million of loan origination fees were deferred during the quarter. Noninterest expense was affected by $6.4 million in direct origination costs that were deferred in the quarter as well. Historically, the Company performed analysis on the fees and direct costs related to its origination of automobile loans and elected not to defer and amortize such amounts as the net effect was not material to its financial statements in accordance with Statement of Financial Accounting Standard No. 91 and SEC Staff Accounting Bulletin No. 99. Due to continuing improvements in operating efficiencies and the higher amount of documentation fees earned, the difference between the amount of fees received and the direct costs incurred has gradually increased. While the net effect remains immaterial, the Company has decided to defer and amortize these amounts prospectively beginning this quarter.

The Company issued $3.0 billion of automobile receivable asset-backed securities during the quarter with a weighted average coupon of 3.9%, which resulted in a weighted average gross spread of 7.72%. The Company and its parent continue to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $43 billion of such securities in 67 transactions to date.

As previously announced, Westcorp, WFS Financial’s ultimate parent, is in the process of converting Western Financial Bank to a California state commercial bank and merging WFS Financial into Western Financial Bank as part of the acquisition of the minority interest in WFS Financial. The conversion is contingent upon approval by the Board of Governors of the Federal Reserve of Westcorp’s application to become a bank holding company. The merger is contingent on the conversion to a commercial bank and remains subject to approval by the majority of WFS Financial’s minority shareholders. The approval process for the conversion is taking longer than originally expected, and the Company is currently exploring other alternatives in the event that the proposed conversion and related merger cannot go forward as planned.

Earnings Conference Call
WFS Financial, along with its parent, Westcorp, will host a conference call for analysts and investors at 8:00 a.m. (PDT) on Tuesday, April 26, 2005. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned Company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; the exercise of discretionary authority by regulatory agencies; a decision to change the Company’s corporate structure; the availability of sources of funding; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of April 25, 2005. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months
	Ended March 31,
	2005	2004
	(Dollars in thousands,
	except per share amounts)
Interest income:
Loans, including fees	$248,296	$221,577
Other	4,313	2,431

TOTAL INTEREST INCOME	252,609	224,008
Interest expense:
Notes payable on automobile secured financing	72,808	72,202
Other	10,468	11,364

TOTAL INTEREST EXPENSE	83,276	83,566

NET INTEREST INCOME	169,333	140,442
Provision for credit losses	49,262	19,976

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	120,071	120,466
Noninterest income:
Automobile servicing	21,283	34,335
Gain on sale of contracts		13,792
Other	1,640	1,017

TOTAL NONINTEREST INCOME	22,923	49,144
Noninterest expense:
Salaries and associate benefits	37,632	38,290
Credit and collections	8,479	8,405
Data processing	4,348	3,890
Occupancy	2,885	2,852
Other	5,021	5,479

TOTAL NONINTEREST EXPENSE	58,365	58,916

INCOME BEFORE INCOME TAX	84,629	110,694
Income tax	32,883	43,786

NET INCOME	$51,746	66,908

Earnings per common share:
Basic	$1.26	$1.63

Diluted	$1.26	$1.63

Weighted average number of common shares outstanding:
Basic	41,049,292	41,034,065

Diluted	41,075,579	41,078,787

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	March 31, 2005	December 31, 2004
	(Dollars in thousands)
ASSETS
Cash	$55,747	$87,963
Other short-term investments –– parent	831,472

Cash and due from banks	887,219	87,963
Restricted cash	688,759	363,783
Contracts receivable	10,156,008	9,563,057
Allowance for credit losses	(262,027)	(252,465)

Contracts receivable, net	9,893,981	9,310,592
Premises and equipment, net	30,478	30,820
Accrued interest receivable	55,884	55,126
Other	81,146	100,934

TOTAL ASSETS	$11,637,467	$9,949,218

LIABILITIES
Lines of credit –– parent	$53,517	$213,741
Notes payable on automobile secured financing	9,917,690	8,105,275
Notes payable –– parent	300,000	300,000
Amounts held on behalf of trustee	148,905	194,913
Other	129,140	104,812

TOTAL LIABILITIES	10,549,252	8,918,741
SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,057,789 shares at March 31, 2005 and 41,038,003 shares at December 31, 2004)	338,466	338,328
Paid-in capital	6,324	6,324
Retained earnings	741,175	689,429
Accumulated other comprehensive income (loss), net of tax	2,250	(3,604)

TOTAL SHAREHOLDERS’ EQUITY	1,088,215	1,030,477

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,637,467	$9,949,218

     The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended March 31,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$9,851,566	$248,296	10.22%	$8,264,599	$221,577	10.78%
Investment securities	709,271	4,313	2.47	918,499	2,431	1.06

Total interest earning assets	$10,560,837	252,609	9.70	$9,183,098	224,008	9.81

Interest bearing liabilities:
Lines of credit — parent	$187,412	1,865	4.04	$42,414	223	2.11
Notes payable — parent	300,000	7,688	10.25	404,153	9,924	9.82
Notes payable on automobile secured financing	8,678,011	72,808	3.36	7,625,038	72,202	3.79
Other	227,493	915	1.63	304,736	1,217	1.60

Total interest bearing liabilities	$9,392,916	83,276	3.55%	$8,376,341	83,566	3.99%

Net interest income and interest rate spread		$169,333	6.15%		$140,442	5.82%

Net yield on average interest earning assets			6.55%			6.12%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q1 2005	Q4 2004	Q3 2004	Q2 2004	Q1 2004
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$169,333	$158,594	$148,775	$136,000	$140,442
Provision for credit losses	49,262	58,961	59,957	53,421	19,976
Noninterest income	22,923	34,386	36,517	34,732	49,144
Noninterest expense	58,365	62,663	62,174	61,630	58,916

Income before taxes	84,629	71,356	63,161	55,681	110,694
Income taxes	32,883	27,673	25,057	22,135	43,786

Net income	$51,746	$43,683	$38,104	$33,546	$66,908

Equity:
Earning per share — basic	$1.26	$1.06	$0.93	$0.82	$1.63
Earning per share — diluted	$1.26	$1.06	$0.93	$0.82	$1.63
Book value per share (period end) (1)	$26.45	$25.20	$24.13	$23.20	$22.39
Stock price per share (period end)	$43.15	$50.56	$46.55	$49.51	$43.32
Total equity to assets (1)	9.33%	10.39%	10.28%	10.30%	10.62%
Return on average equity (1)	19.56%	17.27%	15.69%	14.33%	30.21%
Average shares outstanding — diluted	41,075,579	41,081,156	41,080,978	41,079,727	41,078,787

Loan Portfolio:
Automobile contracts purchased	$1,782,414	$1,583,787	$1,799,106	$1,666,842	$1,585,173
Automobile contracts managed (period end)	$11,852,222	$11,560,890	$11,440,353	$11,113,148	$10,850,314
Number of accounts managed (period end)	895,377	876,695	869,038	853,193	840,566
Average automobile contracts managed	$11,702,544	$11,512,626	$11,268,695	$10,946,273	$10,726,048

Credit Quality:
Delinquency rate (30+ days)	1.53%	2.24%	2.24%	2.21%	1.91%
Repossessions to total contracts	0.05%	0.07%	0.06%	0.06%	0.06%
Net chargeoffs (annualized)	1.66%	2.01%	1.95%	1.73%	2.27%
Allowance to automobile contracts	2.58%	2.64%	2.64%	2.67%	2.70%

Operations:
Total assets	$11,637,467	$9,949,218	$9,631,069	$9,245,683	$8,653,690
Noninterest expense to average contracts managed	1.99%	2.18%	2.21%	2.25%	2.20%

(1)	Excludes other comprehensive income.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At March 31, 2005

     The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3 (3)	2003-4	2004-1 (3)	2004-2	2004-3	2004-4	2005-1	2005-2

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%
3	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%	0.02%
4	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%	0.09%
5	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%	0.15%
6	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%	0.30%	0.23%
7	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%	0.40%
8	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%	0.50%
9	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%	0.51%
10	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%	0.59%
11	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%	0.65%
12	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%	0.67%
13	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%	0.75%
14	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%	0.81%
15	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%	1.03%
16	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%	1.09%
17	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%	1.19%
18	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%	1.53%	1.25%
19	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%	1.66%	1.33%
20	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%	1.76%	1.40%
21	3.14%	3.15%	2.60%	2.52%	2.49%	2.14%	1.87%
22	3.29%	3.31%	2.72%	2.62%	2.62%	2.27%	1.95%
23	3.41%	3.45%	2.86%	2.74%	2.73%	2.37%	2.02%
24	3.57%	3.58%	2.95%	2.83%	2.84%	2.47%
25	3.73%	3.69%	3.03%	2.96%	2.95%	2.57%
26	3.88%	3.80%	3.13%	3.08%	3.06%	2.63%
27	4.04%	3.92%	3.22%	3.21%	3.17%
28	4.20%	4.02%	3.33%	3.31%	3.25%
29	4.35%	4.12%	3.41%	3.41%	3.32%
30	4.46%	4.22%	3.50%	3.42%
31	4.57%	4.30%	3.58%	3.56%
32	4.69%	4.39%	3.66%	3.62%
33	4.77%	4.49%	3.73%
34	4.85%	4.56%	3.78%
35	4.92%	4.63%	3.84%
36	5.01%	4.69%
37	5.09%	4.74%
38	5.16%
39	5.22%
40	5.27%
41	5.32%
42	5.38%
43	5.42%
44	5.46%
Prime Mix (2)	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	82%	81%	78%	78%	77%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp.

WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.